STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                     Three Months      Three Months      Six Months
                                         Ended             Ended            Ended
                                     June 30, 1999     June 30, 1998    June 30, 1999
                                     -------------     -------------    -------------
Diluted net (loss) income per share:


  Net (loss) income to common
  shareholders                       $(20,176,000)       $3,042,000     $(18,409,000)


  Average number of shares
  outstanding                          11,500,000        11,252,941       11,500,000
  Net effect of dilutive stock
   options-based on
    treasury stock method                     N/A               511              N/A
                                     ------------        ----------     ------------
  Total average shares                 11,500,000        11,253,452       11,500,000
                                     ============        ==========     ============

  Diluted net (loss) income per
  share                              $      (1.75)       $     0.27     $      (1.60)

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